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                                                                   EXHIBIT 10.39

                                 EUPHONIX, INC.

                      AMENDMENT TO SECURED PROMISSORY NOTE

        This Amendment (the "Amendment"), dated January 12, 2001, to the Secured Promissory Note (the "Note"), dated April 14, 2000, in the aggregate amount of eight hundred thousand dollars ($800,000), by and among Euphonix, Inc., a California corporation ("Borrower"), Dieter Meier, Walter Bosch, and Onset Ventures (individually an "Investor" and collectively the "Investors" or the "Lender"). Capitalized terms not defined here shall have the meaning set forth in the Note.

                                    RECITALS

        A. On April 14, 2000, Borrower and the Investors executed the Note, pursuant to which Borrower promised to pay each Investor up to the Maximum Principal Amount set forth in the Note, pursuant to the terms set forth in the Note.

        B. Section C.1 of the Note provides that the outstanding principal sum of the Note, together with the accrued interest thereon, shall be due and payable on January 1, 2001.

        C. Section C.4 of the Note provides that Investors representing two-thirds (2/3) of the outstanding principal sum of the Note may demand payment of the outstanding principal sum of the Note, together with the accrued interest thereon, on January 1, 2001, if any necessary shareholder, regulatory and other approvals or consents for the convertibility of the Note are not obtained by June 30, 2000.

        D. As of the date hereof, the shareholders of Borrower have not yet approved the convertibility of the Note.

        E. Section H.3 of the Note provides that the Note may not be amended, except by written instrument signed by Borrower and the Lender.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                              ARTICLE I: AMENDMENTS

        1. Subsection C.1 of the Note is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

        "Scheduled Payment. Subject to other provisions of this Note, the outstanding principal sum of this Note, together with the accrued interest thereon, shall be due and payable on July 31, 2001."

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        2. Subsection C.4 of the Note is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

        "Immediate Payment. Notwithstanding anything herein to the contrary, in the event that all necessary shareholder, regulatory and other approvals or consents for the convertibility of this Note as set forth below are not obtained by July 31, 2001, (i) the outstanding principal sum from all Advances as of the date thereof and all future Advances from the date thereof and (ii) accrued interest thereon, shall be repaid in full upon demand by the Investors representing two-thirds (2/3) of the then outstanding principal sum of this Note; provided, however, that the Investors must provide at least one (1) month prior written notice to the Borrower prior to such demand. In addition, such demand may not be made (x) if shareholder approval for the convertibility of this Note is not obtained as a result of the Investors failing to vote or consent for such convertibility, or (y) if shareholder approval for the convertibility of this Note would not be required so long as the Borrower obtain shareholder approval with respect to such other security issuances by the Borrower, but shareholder approval with respect to such other issuances not be obtained as a result of the investors failing to vote or consent with respect to such other issuances."

                               ARTICLE II: GENERAL

        1. Governing Law; Venue. This Note shall be governed by the laws of the State of California, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the City and County of Santa Clara, State of California or, at Lender's option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Note or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy.

        2. Entire Agreement; Counterparts. This Amendment and the Note together embody the entire understanding and agreement between Borrower and the Investors and supersede all prior agreements and understandings relating to the subject matter hereof. This Amendment and the Note shall not be further amended except by an instrument in writing signed by the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.



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        IN WITNESS WHEREOF, the Borrower and each of the Investors has caused this Note to be duly executed on the date first written above.



                                 EUPHONIX, INC.



                                 By:
                                    --------------------------------------
                                 Name:   Steve Vining
                                 Title:  Chief Executive Officer



                                    INVESTORS



                                 -----------------------------------------
                                  Dieter Meier


                                 -----------------------------------------
                                  Walter Bosch


                                 -----------------------------------------
                                 Onset Ventures
                                 By:
                                 Title:




            [SIGNATURE PAGE TO AMENDMENT TO SECURED PROMISSORY NOTE]